UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2020 (April 23, 2020)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On April 23, 2020, EQT Corporation (EQT) entered into a purchase agreement (the Purchase Agreement) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several purchasers named therein (collectively, the Initial Purchasers), to issue and sell $440.0 million aggregate principal amount of EQT’s 1.75% Convertible Senior Notes due 2026 (the Notes) in a private offering (the Offering) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act). In addition, EQT granted the Initial Purchasers a 13-day option to purchase up to an additional $60.0 million aggregate principal amount of Notes on the same terms and conditions, which option was exercised in full on April 24, 2020.

The Purchase Agreement includes customary representations, warranties and covenants by EQT and the Initial Purchasers and customary closing conditions. Pursuant to the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

On April 28, 2020, EQT completed its sale of $500.0 million aggregate principal amount of the Notes to the Initial Purchasers. The proceeds from the Offering were approximately $486.3 million, after deducting the Initial Purchaser’s discounts and commissions, and the net proceeds from the Offering were approximately $483.2 million, after deducting such discounts and commissions and other estimated offering expenses payable by EQT in connection with the Offering. EQT used $32.5 million of the net proceeds from the Offering to pay the cost of the Capped Call Transactions (as defined below) and $450.0 million of the net proceeds to repay a portion of its term loan facility borrowings. EQT intends to use the remainder of the net proceeds to repay or redeem other outstanding indebtedness and/or for general corporate purposes.

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Initial Purchasers and their respective affiliates have engaged, and may in the future engage, in investment banking, commercial banking, and other financial advisory and commercial dealings with EQT and its affiliates. Certain of the Initial Purchasers or their respective affiliates may be holders of the indebtedness repaid or redeemed with the net proceeds of the Offering and, accordingly, may receive a portion of the net proceeds of the Offering upon repayment or redemption of such debt. In addition, certain of the Initial Purchasers and/or their respective affiliates are parties to the Capped Call Transactions and, accordingly, received a portion of the net proceeds of the Offering which were used to pay the cost of the Capped Call Transactions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about EQT or its subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of EQT or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

Indenture

On April 28, 2020, the Notes were issued pursuant to an indenture (the Indenture), by and between EQT and The Bank of New York Mellon, as trustee. The Notes are senior unsecured obligations of EQT and will mature on May 1, 2026, unless earlier redeemed, repurchased or converted. The Notes bear interest from April 28, 2020 at a rate of 1.75% per year payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020.

The Notes are convertible at the option of the holders of the Notes at any time prior to the close of business on the business day immediately preceding February 1, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of EQT’s common stock, no par value (the Common Stock), for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the Notes on each such trading day; (3) if EQT calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after February 1, 2026, holders of the Notes may convert their Notes at their option at any time until the close of business on the second scheduled trading date immediately preceding the maturity date. Upon conversion of a Note, EQT may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at EQT’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes is initially 66.6667 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $15.00 per share of Common Stock. The initial conversion price of the Notes represents a premium of 20% to the $12.50 per share closing price of the Common Stock on April 23, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if EQT delivers a notice of redemption, EQT will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

EQT may not redeem the Notes prior to May 5, 2023. On or after May 5, 2023 and prior to February 1, 2026, EQT may redeem for cash all or any portion of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price per share of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which EQT provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which EQT provides notice of redemption. No sinking fund is provided for the Notes.

If EQT undergoes a Fundamental Change (as defined in the Indenture), holders of the Notes may require EQT to repurchase for cash all or part of their Notes at purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving EQT after which the Notes become automatically due and payable.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated into this Item 1.01 by reference.

Capped Call Transactions

On April 23, 2020, in connection with the pricing of the Notes, and on April 24, 2020, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, EQT entered into privately negotiated capped call transactions (the Capped Call Transactions) with certain of the Initial Purchasers and/or their respective affiliates (the Option Counterparties). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes, the number of shares of Common Stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon any conversion of Notes at maturity and/or offset any potential cash payments EQT is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $18.75 per share of Common Stock, which represents a premium of 50% over the last reported sale price of the Common Stock of $12.50 per share on April 23, 2020, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by EQT with each Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for EQT and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions. The Option Counterparties or their respective affiliates are parties to the Purchase Agreement.

The foregoing description of the Capped Call Transactions is not complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Confirmation, which is filed herewith as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated into this Item 3.02 by reference, insofar as it relates to the unregistered sale of equity securities of EQT.

EQT offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the Notes were or will be resold by the Initial Purchasers to investors in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act. EQT relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A maximum of 40,000,000 shares of Common Stock are initially issuable upon conversion of the Notes, based on the initial maximum conversion rate of 80.0000 shares of Common Stock per $1,000 principal amount of Notes, which is subject to anti-dilution adjustments as set forth in the Indenture. To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 28, 2020, between EQT Corporation and The Bank of New York Mellon, as trustee.
4.2	Form of 1.75% Convertible Senior Notes due 2026 (included in Exhibit 4.1).
10.1*	Purchase Agreement, dated April 23, 2020, by and among EQT Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named in Schedule 1 attached thereto.
10.2	Form of Capped Call Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Certain schedules and similar attachments have been omitted. EQT agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: April 29, 2020	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel